Exhibit 99.1

The registrant is aware of material noncompliance with the timely filing of Form 10-KSB for the fiscal year ended December 31, 2005. The timely filing is required by the American Stock Exchange pursuant to Sections 134 and 1101 of the Amex Company Guide.

The registrant is preparing and plans to file its Form 10-KSB with the SEC on or before May 2, 2006. Such filing will cure the registrant's noncompliance.

If Form 10-KSB is not filed by May 2, 2006, the registrant will submit to the Exchange a plan listing all actions remaining to complete Form 10-KSB and a timeline for completing each action. This plan, if filed and accepted by the Exchange, will enable the registrant to regain compliance by June 16, 2006.